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                                                                   EXHIBIT 10.66




                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement") is effective as of this 29th day of August 1996, by and between Integrated Security Systems, Inc. ("ISSI"), having an address for purposes of this Agreement at 8200 Springwood Drive, Suite 230, Irving, Texas and I.S.T. Partners, Ltd. (the "Partnership"), having an address for purposes of this Agreement at 2525 McKinney Avenue, Suite B, Dallas, Texas.

         In consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto covenant and agree as follows:

TERM.   Subject to the terms and conditions hereinafter set forth, ISSI hereby agrees to provide management services to the Partnership as provided herein, commencing on the date hereof and shall continue until the Partnership in terminated as the result of the repayment of capital accounts as provided for in Section 10 of the Limited Partnership Agreement for the Partnership.

DUTIES AND SERVICES. ISSI shall provide and pay support services to the Partnership for the marketing and development of the Code as provided in the Marketing and Development Agreement dated July 29, 1996 between the Parties (the "Marketing and Development Agreement"). These support services shall include, but not be limited to, office space, office equipment and communications. ISSI shall also provide day-to-day management of the marketing and development efforts and shall provide senior executives to manage contract personnel and operations.

TERM OF PAYMENT. ISSI shall be credited with 15% of all revenue, as revenue is defined in the Private Placement Memorandum, associated with the licensing or service of the Code. The Partnership shall receive 85% of all such revenue associated with the licensing or service of the Code. Payment shall be made to the Partnership within 10 days after ISSI's receipt of said revenue.

TERMINATION. The Agreement shall terminate as provided for in Section 10 of the Limited Partnership Agreement of the Partnership. ISSI shall have no further obligations under this Agreement except for: (a) any accrued and unpaid benefits to Partnership contract personnel as of the date of any such termination; and (b) any unpaid cost or expense reimbursement relating to infrastructure support.

TERMINATION FOR CAUSE.  The Partnership may terminate the Agreement for cause which shall mean ISSI's failure to pay the Partnership revenue in accordance with the Marketing and Development Agreement; if ISSI applies for or consents to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all, of its assets; ISSI files a voluntary petition in bankruptcy or be unable to pay its debts as they become due; ISSI makes a general assignment for the benefit of creditors or ISSI takes corporate action for the purpose of effecting any of the foregoing.
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INDEMNIFICATION.   ISSI shall indemnify, defend, and hold harmless the
Partnership and its General Partner from any loss, damage, liability, cost, or expense, (including reasonable attorneys' fees and expenses and court costs) arising out of any act or failure to act by the Partnership or its General Partner if such act or failure to act is done or omitted in good faith in furtherance of marketing and developing the Code and is not attributable to gross negligence or willful misconduct by the Partnership or the General Partner.

INVENTIONS AND IDEAS. This Partnership agrees to be bound by the provisions of Section 8 of the Marketing and Development Agreement relating to inventions and ideas.

GOVERNING LAW. This Agreement shall be governed as to its validity, interpretation and effect by the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement on the date first above written.



Integrated Security Systems, Inc.


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Gerald K. Beckmann, President



I.S.T. Partners, Ltd.


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by Founders Equity Group, Inc., its General Partner
Thomas J. Spackman, Jr., Vice President